                                                               EXHIBIT 1(ee)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         CLASS J COMMON STOCK-SPECIAL SERIES 1
         -------------------------------------

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Five Hundred Million (500,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class J Common Stock-Special Series 1 (par value One Mill ($0.001) per share), such that there now exists a total of One Billion (1,000,000,000) shares of capital stock of the Corporation classified as Class J Common Stock-Special Series 1, pursuant to the following resolution adopted by a Unanimous Consent of the Board of Directors of the Corporation dated April 8, 1997:

                           RESOLVED, that pursuant to Article VI of the Charter of the Corporation Five Hundred Million (500,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)) be, and hereby are, divided into and classified as Class J Common Stock-Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class J Common Stock-Special Series 1.


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         GENERAL
         -------

                  SECOND: The shares of capital stock of the Corporation classified pursuant to the resolution set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                  THIRD: These Articles Supplementary do not increase the authorized number of shares of the Corporation or the aggregate par value thereof. The total number of shares of capital stock which the Corporation is presently authorized to issue remains Two Hundred Billion (200,000,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Hundred Million Dollars ($200,000,000) of Common Stock classified as follows:

                                                                                 NUMBER OF SHARES
CLASSIFICATION                                                                      AUTHORIZED
--------------                                                                   ----------------
Class A                                                                          10,000,000,000
Class A-Special Series 1                                                         10,000,000,000
Class A-Special Series 2                                                         10,000,000,000
Class A-Special Series 3                                                         10,000,000,000
Class A-Special Series 4                                                          4,400,000,000
Class B                                                                          10,000,000,000
Class B-Special Series 1                                                         10,000,000,000
Class B-Special Series 2                                                         18,000,000,000
Class B-Special Series 3                                                         10,000,000,000
Class B-Special Series 4                                                         10,000,000,000
Class C                                                                             250,000,000
Class D                                                                             400,000,000
Class D-Special Series 3                                                            600,000,000
Class D-Special Series 5                                                             50,000,000
Class E                                                                             100,000,000
Class E-Special Series 3                                                            150,000,000
Class E-Special Series 5                                                             50,000,000
Class F                                                                             100,000,000
Class F-Special Series 3                                                            150,000,000
Class F-Special Series 5                                                             50,000,000
Class G                                                                             100,000,000
Class G-Special Series 3                                                            150,000,000
Class G-Special Series 5                                                             50,000,000
Class I                                                                           1,500,000,000
Class I-Special Series 1                                                          3,000,000,000
Class I-Special Series 2                                                          3,000,000,000
Class J                                                                           1,000,000,000
Class J-Special Series 1                                                          1,000,000,000
Class J-Special Series 2                                                            500,000,000
Class J-Special Series 4                                                          1,000,000,000
Class K                                                                          15,000,000,000
Class K-Special Series 1                                                         15,000,000,000
Class K-Special Series 2                                                          7,000,000,000
Class L                                                                          15,000,000,000
Class L-Special Series 1                                                         15,000,000,000
Class L-Special Series 2                                                          7,000,000,000
Class M                                                                              40,000,000
Class M-Special Series 3                                                             60,000,000
Class M-Special Series 5                                                             50,000,000
Class M-Special Series 7                                                             50,000,000
Class N                                                                              40,000,000
Class N-Special Series 3                                                             60,000,000
Class N-Special Series 5                                                             50,000,000
Class N-Special Series 7                                                             50,000,000
Class O                                                                              40,000,000
Class O-Special Series 3                                                             60,000,000
Class O-Special Series 5                                                             50,000,000
Class O-Special Series 7                                                             50,000,000

Class Q                                                                              40,000,000
Class Q-Special Series 3                                                             60,000,000
Class Q-Special Series 5                                                             50,000,000
Class R                                                                              40,000,000
Class R-Special Series 3                                                             60,000,000
Class R-Special Series 5                                                             50,000,000
Class S                                                                              40,000,000
Class S-Special Series 3                                                             60,000,000
Class S-Special Series 5                                                             50,000,000
Class T                                                                              40,000,000
Class T-Special Series 3                                                             60,000,000
Class T-Special Series 5                                                             50,000,000
Class U                                                                              40,000,000
Class U-Special Series 3                                                             60,000,000
Class U-Special Series 5                                                             50,000,000
Class V                                                                              40,000,000
Class V-Special Series 3                                                             60,000,000
Class V-Special Series 5                                                             50,000,000
Class W                                                                              40,000,000
Class W-Special Series 3                                                             60,000,000
Class W-Special Series 5                                                             50,000,000
Unclassified                                                                      8,750,000,000
Total                                                                           200,000,000,000

                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 8th day of April, 1997.

                                            PACIFIC HORIZON FUNDS, INC.

[SEAL]                                      By: /S/ Cornelius J. Pings
                                               ----------------------------
                                               Cornelius J. Pings
                                               President

Attest:

/S/ W. Bruce McConnel, III
-----------------------------
W. Bruce McConnel, III
Secretary



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                                   CERTIFICATE
                                   -----------

                  THE UNDERSIGNED, President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

Dated: April 8, 1997                                  /s/ Cornelius J. Pings
                                                      ------------------------
                                                      Cornelius J. Pings
                                                      President